SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Filed by a Party other than the Registrant  [ ]

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[ ]   Confidential, for Use of the Commission Only (as permitted by
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[ ]   Definitive Proxy Statement
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[ ]   Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         ADVANCED TISSUE SCIENCES, INC.
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                         ADVANCED TISSUE SCIENCES, INC.
                           -------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 29, 2002
                           -------------------------


To the Stockholders of Advanced Tissue Sciences, Inc.:

     Notice is hereby given that the 2002 Annual Meeting of Stockholders of Advanced Tissue Sciences, Inc., a Delaware corporation (the "Company"), will be held at the HYATT REGENCY LA JOLLA, 3777 LA JOLLA VILLAGE DRIVE, SAN DIEGO, CA 92122 on Wednesday, May 29, 2002 at 10:00 A.M. Pacific Daylight Savings Time for the following purposes, as more fully described in the proxy statement:

     1. To elect nine directors to serve for the term of one year or until their respective successors have been elected and qualified;

     2. To approve and adopt an amendment to Article XI of the Company's by-laws;


     3. To approve an amendment to the Company's 1997 Stock Incentive Plan which will increase the number of shares of Company common stock available for issuance under the 1997 Stock Incentive Plan by an additional 4,500,000 shares to 4,645,929 shares;


     4. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

     5. To transact such other business as may properly come before the Annual Meeting.

     The close of business on April 2, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof, and only stockholders of record at such time will be so entitled to vote.

     You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, please promptly complete, sign, date and return the enclosed proxy card in the enclosed self-addressed, stamped envelope. It will assist us in keeping down the expenses of the Annual Meeting if all stockholders return their signed proxies promptly, whether they own a few shares or many shares.

     A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING MUST BE PRESENT AT THE ANNUAL MEETING IN PERSON OR REPRESENTED BY PROXY IN ORDER TO CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING. PLEASE RETURN YOUR PROXY CARD IN ORDER TO ENSURE THAT A QUORUM IS OBTAINED AND TO AVOID THE ADDITIONAL COSTS TO THE COMPANY OF ADJOURNING THE ANNUAL MEETING AND RESOLICITING PROXIES.

YOUR VOTE IS IMPORTANT.

                                            BY ORDER OF THE Board of Directors,

                                             /s/ Arthur J. Benvenuto

                                            Arthur J. Benvenuto
                                            Chairman, Chief Executive Officer
                                             & President

La Jolla, California
April XX, 2002

                         ADVANCED TISSUE SCIENCES, INC.

                           -------------------------

                                 PROXY STATEMENT
                           -------------------------


     This proxy statement and the enclosed proxy card are furnished in connection with the 2002 Annual Meeting of Stockholders of Advanced Tissue Sciences, Inc. The Annual Meeting will be held at the HYATT REGENCY LA JOLLA, 3777 LA JOLLA VILLAGE DRIVE, SAN DIEGO, CALIFORNIA 92122, on Wednesday, May 29, 2002 at 10:00 A.M. Pacific Daylight Savings Time. Stockholders of record at the close of business on April 2, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.


     On April 2, 2002, there were 73,154,753 shares of our common stock, $.01 par value per share, issued and outstanding. No shares of our preferred stock are outstanding. Each share of common stock is entitled to one vote. A majority of the shares of common stock entitled to vote and represented at the Annual Meeting will constitute a quorum.


     All votes will be tabulated by the inspectors of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     The enclosed proxy is being solicited by members of the Company's Board of Directors and is revocable at any time prior to its exercise. A proxy may be revoked by delivery of a written revocation to the Secretary of the Company, by presentation of a subsequent proxy, properly signed, or by attendance at the Annual Meeting and voting in person.

     Proxies will be solicited by mail and telephone by the Company and Morrow & Co., 445 Park Avenue, New York, New York 10022, which has been engaged by the Company for a fee of approximately $7000 plus expenses, for this purpose. The Company will request banks, brokerage houses and other institutions to forward the soliciting material to persons for whom they hold shares and to obtain authorization for the execution of proxies. The Company will reimburse banks, brokerage houses and other institutions for their reasonable expenses in forwarding the Company's proxy materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. All costs associated with the solicitation of proxies will be borne by the Company.

     Proxies in the accompanying form that are properly executed, duly returned to the Company and not revoked will be voted as specified thereon. If the proxy does not specify how the shares it represents are to be voted, the proxy will be voted FOR the election of the directors nominated by the Board unless the authority to vote for the election of the nine nominee directors is withheld, and the proxy will be voted FOR the approval of Proposal 2, Proposal 3 and Proposal 4 described in the accompanying notice and proxy statement unless contrary instructions are given.


     This proxy statement, the enclosed proxy card and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001, are scheduled to be mailed commencing on or about April XX, 2002 to stockholders of record at the close of business on April 2, 2002.


     The principal executive offices of the Company are located at 10933 North Torrey Pines Road, La Jolla, California 92037.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The enclosed proxy will be voted, unless authority is withheld or the proxy is revoked, for the election of a Board of Directors consisting of the nine nominees named herein to hold office as directors until the next Annual Meeting or until their respective successors shall be elected and qualified. The nominees for election have agreed to serve if elected, and management has no reason to believe that any such nominee will be unavailable to serve. If any nominee shall be unable to serve, the proxies will be voted for a substitute person nominated by the directors. The holders of a majority of shares of common stock voting at the annual meeting in person or by proxy, assuming such shares constitute a quorum, will be able to elect all of the directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES NAMED BELOW.

DIRECTORS AND NOMINEES

       Name                      Age                   Position
       ----                      ---                   --------

Arthur J. Benvenuto              58         Chairman of the Board of Directors,
                                            President & Chief Executive Officer

Gail K. Naughton, Ph.D.          46         Vice Chairman of the Board of
                                            Director

Michael D. Ellwein               62         Director

Jerome E. Groopman, M.D.         50         Director and Chairman of the
                                            Company's Scientific Advisory Board

Jack L. Heckel                   70         Director

Ronald L. Nelson                 49         Director

Dayton Ogden                     57         Director

David S. Tappan, Jr.             79         Director

Gail R. Wilensky, Ph.D.          58         Director


     ARTHUR J. BENVENUTO has served as Chairman of the Board and Chief Executive Officer since September 1995, and as Chairman, President and Chief Executive Officer since March 2002. He also served in these offices from June 1988 through September 1995. Prior to joining the Company, Mr. Benvenuto was associated with Eli Lilly & Company for more than 20 years. Mr. Benvenuto served as President and General Manager of Eli Lilly Canada, Inc. from October 1986 to June 1988 and was President and Chief Executive Officer of IVAC Corporation, a Lilly medical device subsidiary, from January 1982 to September 1986. Prior to January 1982, Mr. Benvenuto was the Director and then the Vice President of Marketing and Sales at IVAC Corporation. Mr. Benvenuto also held various positions in marketing planning, human resources and sales management within the pharmaceutical division of Eli Lilly & Company. He received his B.S. in Pharmacy from St. John's University. Mr. Benvenuto currently serves as a director of Project HOPE.

     GAIL K. NAUGHTON, PH.D., a co-founder of the Company and a co-inventor of its core technology, has been a Director of the Company since its inception in 1986 and was elected Vice Chairman of the Board of Directors in March 2002. Dr. Naughton also served as President of the Company from September 1995 until March 2002, and as Chief Operating Officer of the Company from September 1995 to August 2000. Prior to September 1995, Dr. Naughton had been Executive Vice President and Chief Operating Officer of the Company since June 1991. Dr. Naughton served as Senior Vice President and Chief Scientific Officer of the Company from January 1989 to June 1991, and Principal Scientist of the Company from its inception to December 1988. Dr. Naughton received her M.S. in histology in 1978 and her Ph.D. in Basic Medical Sciences from New York University Medical Center in 1981, and completed her post-doctoral training at New York University Medical Center in the Department of Dermatology. Dr. Naughton was an Assistant Professor of Research at New York University Medical Center for two years prior to joining City University of New York in 1985. Dr. Naughton's primary fields of research include cell and tissue culture technology, dermatology and hematology. Dr. Naughton holds over 75 issued U.S. and foreign patents and has been extensively published in the field of tissue engineering. In 2000, Dr. Naughton received the 27th Annual National Inventor of the Year award by the Intellectual Property Owners Association (IPO) in honor of her pioneering work in the field of tissue engineering. Dr. Naughton sits on the advisory boards of the Department of Bioengineering at Johns Hopkins University and Georgia Institute of Technology, is a member of the industrial liaison board at the University of California, San Diego, Georgia Institute of Technology, the Massachusetts Institute of Technology and the University of Washington and is an Advisory Board Member of the College of Business Administration Entrepreneurial Management Center of San Diego State University. Dr. Naughton is a member of the Board of the Charles H. and Anna S. Stern Foundation and the Ackerman Foundation as well as the Scientific Advisory Board of Frantz Medical Ventures. Dr. Naughton is also on the Board of Trustees of the American Society of Artificial Internal Organs (ASAIO) and a Committee Member of the National Academies Committee on Intellectual Property in the Knowledge-Based Economy.

     MICHAEL D. ELLWEIN has been a Director of the Company since December, 2001. He is Vice President and Chief Development Officer of Medtronic, Inc., a therapeutic medical technology company, where he is responsible for providing leadership for mergers, acquisitions, divestitures, joint ventures, strategic alliances and licensing opportunities, as well as providing leadership in identifying, valuing and making recommendations on opportunities in pursuit of Medtronic's growth strategy. He was named to that position in May, 1998. Prior to that, he was the Vice President of Corporate Development and Associate General Counsel from July 1993. Mr. Ellwein came to Medtronic from The Coleman Company where he had been Senior Vice President with responsibilities for the Law Department and Corporate Development. Prior to that, he worked for The Pillsbury Company as Vice President and Assistant General Counsel. He is a member of the American Bar Association and the Minnesota Bar Association. In addition, he serves on the boards of VitaMed, Inc. and several private companies.

     JEROME E. GROOPMAN, M.D., has been a Director of the Company and the Chairman of the Company's Scientific Advisory Board since May 1993. Since October 1996, Dr. Groopman has been Chief, Division of Experimental Medicine, Beth Israel Deaconess Medical Center, having previously been Chief, Division of Hematology/Oncology, New England Deaconess Hospital. Dr. Groopman holds the Dina and Raphael Recanati Professorship in Medicine at Harvard Medical School and has been a Professor of Medicine at Harvard Medical School since 1993. Dr. Groopman's primary expertise is in human retroviruses, specifically the AIDS virus, cancer and blood diseases. Dr. Groopman has served on the Biological Response Modifiers Advisory Committee to the U.S. Food and Drug Administration and as an advisor to the National Heart Lung Blood Institute. In 2000, Dr. Groopman was elected to the Institute of Medicine of the National Academy of Sciences.

     JACK L. HECKEL has been a Director of the Company since September 1990. Mr. Heckel served as President and Chief Operating Officer of GenCorp Inc., a technology-based company with strong positions in aerospace, automotive and related polymer products, from January 1987 until his retirement in November 1993. Mr. Heckel served as Chairman of the Board of Aerojet, a division of GenCorp Inc., from 1985 to January 1987, and as President prior to 1985. Mr. Heckel serves as a director of the WD-40 Company and APW Ltd.

     RONALD L. NELSON has been a Director of the Company since June 1997. Mr. Nelson is a founding member of the senior management team of DreamWorks L.L.C., a multi-media entertainment company. Mr. Nelson has served as Chief Operating Officer for DreamWorks since November 1994. Prior to joining DreamWorks, Mr. Nelson was affiliated with Paramount Communications (formerly Gulf & Western, Inc.) from 1979 to 1994, serving as a director and Executive Vice President and Chief Financial Officer from January 1990 to March 1994. Mr. Nelson also serves as a director of Charter Communications, Inc., and Centre Pacific LLC, an investment advisory firm.

     DAYTON OGDEN has been a Director of the Company since September 1996. Mr. Ogden was named Chairman of Spencer Stuart Worldwide, an international executive search firm, in May 1999 after having previously served as President since October 1996 and as Chief Executive Officer for the previous nine years. Mr. Ogden serves as a director of the American Business Conference and Project HOPE. Mr. Ogden is a frequent contributor to a wide variety of corporate governance conferences.

     DAVID S. TAPPAN, JR. has been a Director of the Company since October 1992. Mr. Tappan served as Chairman of the Board and Chief Executive Officer of Fluor Corporation, an international engineering, construction and technical services company, from 1984 until his retirement in 1990. Mr. Tappan is a trustee for the University of Southern California and The Scripps Research Institute.

     GAIL R. WILENSKY, PH.D., has been a Director of the Company since January 1993. Since January 1993, Dr. Wilensky has been serving as a Senior Fellow at Project HOPE. From March 1992 to January 1993, Dr. Wilensky served in the Bush Administration as Deputy Assistant to the President for Policy Development, responsible for advising the President on health and welfare issues. Prior to her tenure in the White House, from January 1990 to March 1992, Dr. Wilensky served as the Administrator of the Health Care Financing Administration (HCFA) in the Department of Health and Human Services, where she directed the Medicare and Medicaid programs. From April 1983 to January 1990, Dr. Wilensky was Vice President, Division of Health Affairs at Project HOPE. Dr. Wilensky is an elected member of the Institute of Medicine of the National Academy of Sciences. Dr. Wilensky is currently the co-chair of the President's Task Force to Improve Health Care Delivery for Our Nation's Veterans. From 1997 to 2001, she was chair of the Medicare Payment Advisory Commission and has also served as chair of the Physician Payment Review Commission and as a member of the Health Advisory Committee of the General Accounting Office. Dr. Wilensky serves as a director of Gentiva Health Services, Inc., ManorCare, Inc., Quest Diagnostics Incorporated, Syncor International Corporation, and United HealthCare Corporation.


     Directors are elected by the Company's stockholders at each Annual Meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next Annual Meeting or until their successors are elected and qualified. In December 2001, Mr. Ellwein was elected to the Board of Directors following the investment by and collaboration with Medtronic, Inc. and its affiliate Medtronic Asset Management, Inc. in October 2001. Under the terms of the investment agreement, the Company must recommend Medtronic's designee for election to the Board of Directors until certain requirements have been met.


     On April 2, 2002, the directors and all officers of the Company beneficially owned in the aggregate 4,786,359 shares of our common stock, including 3,490,000 shares subject to the exercise of stock options exercisable or becoming exercisable within 60 days after such date. This aggregate ownership represents approximately 6.2% of the total outstanding shares, including shares deemed to be beneficially owned. See "Principal Stockholders" for a discussion of shares held by various directors and officers.


BOARD MEETINGS AND COMMITTEES

     During the year ended December 31, 2001, our Board of Directors held seven meetings. Mr. Ellwein who was not elected until the December 2001 Board Meeting; all directors participated in at least 75% of the meetings of the Board of Directors and 75% of the meetings of the committees of the Board of Directors on which they served. The committees of the Board of Directors include the Audit Committee, the Compensation and Stock Option Committee and the Nominating and Corporate Governance Committee.


     The Audit Committee recommends the appointment of the independent auditors for the Company, reviews and approves the scope of the annual audit undertaken by the independent auditors and reviews the independence of the accounting firm. In addition, the Committee reviews and discusses the year-end financial statements with the Company's management and the Company's independent auditors. The Committee also reviews the audit and non-audit fees of the independent auditors and the adequacy of the Company's internal control procedures. Any stockholder who wishes to obtain a copy of the audit committee charter may do so upon written request to the Corporate Secretary at the Company's principal executive offices in La Jolla California. The Committee met five times during the year ended December 31, 2001. The Committee is composed of three members, each of whom is independent as defined under Rule 4200 of the National Association of Securities Dealers' listing standards. The current members of the Committee are Jack L. Heckel (Chairman), Ronald L. Nelson and Dr. Gail R. Wilensky.


     The Compensation and Stock Option Committee reviews and approves remuneration arrangements for the Company's officers and key employees and approves compensation plans. In addition, the Committee administers the Company's 1997 Stock Incentive Plan and determines the key employees to be granted options and awards under such plan and the number of shares to be granted. The Committee also determines the individuals and other entities to be granted warrants which are issued other than pursuant to the Company's stock option plan, including the number of shares, and the terms and conditions with respect to which such warrants are granted. No such warrants were granted in 2001. The Committee met six times during the year ended December 31, 2001. The current members of the Compensation and Stock Option Committee are David S. Tappan, Jr. (Chairman), Jack L. Heckel and Dayton Ogden.

     The Nominating and Corporate Governance Committee's primary function is to assist the Board of Directors in identifying and recommending candidates with the appropriate qualifications and experience to serve on the Company's Board of Directors. In addition, the Nominating and Corporate Governance Committee reviews and, as appropriate, makes recommendations with respect to such topics as corporate governance and the performance of the Board of Directors. During 2001, the Committee met four times. Meetings of the Nominating and Corporate Governance Committee were held as part of the Board of Directors' regular quarterly meetings. All of the outside members of the Board of Directors serve as the Nominating and Corporate Governance Committee with Dayton Ogden as Chairman.


DIRECTOR COMPENSATION

     Except as provided below, each member of the Board of Directors who is not an officer or employee of the Company receives travel and expense reimbursement and $1,000 in connection with attending regular or special (except for telephonic) meetings of the Board of Directors or any committees of the Board of Directors. In addition, under our stock plan, each non-employee member of the Board of Directors is automatically granted a non-statutory stock option to purchase 50,000 shares of our common stock at an exercise price equal to 100% of the market price of the common stock at the time of initial election or appointment to the Board of Directors. The options are immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the non-employee director's cessation of board service prior to vesting in those shares. The shares subject to the option become vested and the Company's repurchase rights lapse in three successive equal annual installments measured from the grant date. Under our stock plan, each non-employee director will receive an additional 50,000 share option grant upon re-election to the Board of Directors at each Annual Meeting of stockholders in the year during which the final installment of his or her last previous grant vests. During 2001, David S. Tappan, Jr. was the only director to receive such a share option grant.

     Dr. Groopman also receives $20,000 annually in connection with services rendered as Chairman of our Scientific Advisory Board. Dr. Wilensky provides consulting and advisory services to the Company in the area of reimbursement and health care financing. Dr. Wilensky is compensated for these services at a rate of $2,500 per day (not to exceed $25,000 annually) plus the reimbursement of expenses.

     As a part of the contractual right Medtronic has to designate a member of the Board Member, Medtronic's designee is required to waive any compensation otherwise paid to Board members. As a result, Mr. Ellwein receives no cash or stock compensation from the Company.


                                   PROPOSAL 2
                         APPROVE AND ADOPT AMENDMENT TO
                       ARTICLE XI OF THE COMPANY'S BY-LAWS

     In connection with the private placement of our common stock to a group of institutional investors led by a principal stockholder of the Company, the State of Wisconsin Investment Board, which was announced in November 2001, the Board of Directors agreed, subject to stockholder approval, to amend Article XI of the Company's existing Restated By-laws, or By-laws, to restrict the Company's ability, in the absence of stockholder approval, to:

o reprice any stock option or stock appreciation right issued and outstanding under any stock option plan or agreement, to a lower exercise price at any time while such stock option or stock appreciation right is outstanding,

o grant stock options or stock appreciation rights with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant,


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


o sell or issue any security of the Company convertible or exercisable for shares of common stock of the Company having a conversion or exercise price per share that is subject to downward adjustment based on the market price of the common stock at the time of conversion or exercise of such security into common stock (except for appropriate adjustments made to give effect to any stock splits or stock dividends), or

o    enter into certain equity line arrangements.


     The Company also agreed that, prior to the adoption of this By-law amendment, the Company would not conduct any of the above specified actions.

     Article XI of our existing By-laws currently prohibits the Company from repricing any stock option issued and outstanding under any stock option plan to a lower exercise price at any time while such stock option is outstanding, in the absence of stockholder approval. In addition, the Company's 1997 Stock Incentive Plan currently requires the exercise price of each granted option to be not less than 100% of the fair market value of the option shares on the grant date and prohibits the exercise price of outstanding stock options from being lowered without stockholder approval. The 1997 plan also prohibits the Board of Directors from amending or modifying these provisions of the plan without stockholder approval. The proposed amendment seeks to add restrictions to the Company's By-laws that would similarly prohibit repricings of stock option grants and stock appreciation rights and prevent the grant of stock options and stock appreciation rights with exercise prices less than 100% of the fair market value on the grant date under all existing and future stock option plans and agreements in the absence of stockholder approval.

     The Company's inability to reprice outstanding stock options and stock appreciation rights and to grant stock options or stock appreciation rights with an exercise price that is less than 100% of the fair market value of the underlying stock on the grant date may limit the Company's ability to attract and retain management or to provide motivating equity incentives to the Company's employees. The Company's success depends in large part upon its ability to attract and retain qualified scientific, technical, administrative and management personnel as well as the continued contributions of its existing personnel. Failure to continue to attract and retain qualified personnel may limit the Company's ability to achieve its business objectives and could make it difficult to raise additional funds or to attract partners. However, the Company currently believes that there are other means of implementing meaningful incentives to attract and retain the personnel necessary to achieve its current objectives without engaging in repricings and grants of stock options and stock appreciation rights at less than fair market value. The Company's current practice is believed to provide its personnel with an opportunity to acquire a meaningful equity stake in the business, while continuing to align their interests with those of the Company's other stockholders. If the Company determines at a future date that these restrictions are no longer in the best interest of the Company and its stockholders, then the Company can seek stockholder approval to change the restrictions at that time.

     The proposed amendment additionally seeks to restrict the Company's ability to enter into specified financial arrangements in the absence of stockholder approval.

     If the proposed amendment to Article XI of our existing By-laws is approved, the Company would not, for example, be able to issue securities commonly referred to as "toxic preferred." Toxic preferred securities are securities that are usually structured in the form of convertible preferred stock that is issued in a private transaction, with the Company receiving all capital proceeds at the closing. The preferred stock is convertible into common stock and the conversion price of this preferred stock is generally linked to a percentage discount to the future market price of the underlying common stock. Accordingly, the conversion rate of this future-priced security floats with the market price of the common stock. As such, the lower the price of the Company's common stock at the time of conversion, the more shares into which the "toxic preferred" is convertible.

     The Company also would not be able, following approval of the proposed amendment to Article XI of our existing By-laws, to enter into equity line arrangements under which the Company has a right to "put" its securities to the investor under the terms of a written agreement. Under the typical equity line arrangement, the "put" right entitles the Company to direct the investor when to buy securities from the Company over a specified period of time, and the investor has no right to decline the purchase of the securities. The dollar value of the equity line is fixed in the written agreement, but the number of shares that the Company will actually issue is determined by a formula tied to the market price at the time the Company exercises its "put."


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


     The proposed amendment seeks to prohibit the Company's ability to enter into these types of financial arrangements and to thereby avoid some of the potential consequences that are likely to arise. For instance, potential consequences of issuing these securities or entering into these arrangements include, but are not limited to, the decline of the Company's stock price as a result of actions of third parties taking short positions in the Company's stock, damage to the Company's capital structure due to additional dilutive issuances, the delisting of the Company's stock, the unavailability of additional financing, or at worst, the sale or liquidation of the Company.

     As proposed, the amendment to Article XI will restrict the Company's ability to participate in specified financing activities, and may block the Company's access to critical sources of capital at a time when the Company may be in financial distress and when those sources may be the only ones available to the Company. The Company currently believes, however, that the alternative financing arrangements that remain available to it are satisfactory to meet its currently anticipated future capital needs. If the future financing needs of the Company change such that it would be in the best interests of the Company and its stockholders to change this restriction, then the Company can seek stockholder approval at that time.

     If approved by the stockholders, Article XI of the By-laws would be amended to provide as follows:


                                   ARTICLE XI

                      STOCK OPTION GRANTS, EQUITY LINES AND
                                  OTHER MATTERS

          SECTION 1. Effective as of May 29, 2002 and thereafter, in no event shall any stock option or stock appreciation right issued and outstanding under any stock option plan or agreement, be repriced to a lower exercise price at any time while such stock option or stock appreciation right is outstanding, without the prior affirmative vote of a majority of shares of stock of the Corporation present at a stockholders' meeting in person or by proxy and entitled to vote thereon. Additionally, effective as of May 29, 2002 and thereafter, the Corporation shall not grant any stock option plan or stock appreciation right under any stock plan or agreement with an exercise price that is less than 100% of the fair market value, as defined in any such stock option plan or agreement, of the underlying stock on the date of grant, without the prior affirmative vote of a majority of shares of stock of the Corporation present at a stockholders' meeting in person or by proxy and entitled to vote thereon. Notwithstanding anything to the contrary set forth herein, nothing herein is intended to modify or in any way limit the Corporation's ability to cancel and regrant options with an exercise price that is at least equal to the exercise price in effect for such cancelled options, as may be permitted under and pursuant to the terms of the Corporation's stock option plans or agreements.

          SECTION 2. Effective as of May 29, 2002 and thereafter, the Corporation shall not sell or issue any security of the Corporation convertible into or exercisable for shares of Common Stock of the Corporation having a conversion or exercise price per share that is subject to downward adjustment based on the market price of the Common Stock at the time of conversion or exercise of such security into Common Stock (except for appropriate adjustments made to give effect to any stock splits or stock dividends).

          SECTION 3. Effective as of May 29, 2002 and thereafter, the Corporation shall not enter into any "equity line" arrangement as contemplated in Current Issues and Rulemaking Projects Quarterly Update, Division of Corporate Finance, March 31, 2001, under the heading "Equity Line Financings" (which contemplates an equity line financing arrangement under which the Corporation has the right to "put" its securities to an investor and the right under this "put" to tell the investor when to buy securities from the Corporation over a set period of time and under which the investor has no right to decline to purchase the securities, and under which the dollar value of the equity line of credit is set, but the number of shares that the Corporation will actually issue is determined by a formula tied to the market price of the securities at the time the Corporation exercises its "put") or any agreement to sell Common Stock (or any security convertible, exercisable or exchangeable into shares of Common Stock ("Common Stock Equivalent")) at a per share price (or with respect to a Common Stock Equivalent, at a conversion, exercise or exchange price, as the case may be ("Equivalent Price")) that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method; provided, however, the limitation set forth in this Section 3 shall not apply with respect to the issuance of Common Stock or Common Stock Equivalent in connection with (A) a corporate partnering, licensing, distribution or other commercial arrangement for other than primarily equity financing purposes or (B) a bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sales of assets, sale or exchange of stock or otherwise. Notwithstanding the foregoing, however, a price protection clause shall be permitted in an agreement for sale of Common Stock or Common Stock Equivalent, if such clause provides for an adjustment to the price per share of Common Stock or, with respect to a Common Stock Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement) (the "Fixed Price") in the event that the Corporation, during the period beginning on the date of such agreement and ending no later than 90 days after the closing date of the transaction, sells shares of Common Stock or Common Stock Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.

          SECTION 4. Any amendment or repeal of this Article XI requires the affirmative vote of the holders of a majority of shares of stock of the Corporation present at a stockholders' meeting in person or by proxy and entitled to vote thereon."

VOTE REQUIRED


     The affirmative vote of a majority of the votes cast on this Proposal will constitute approval of the amendment of the By-laws as stated above. The enclosed proxy will be voted, unless authority is withheld or the proxy is revoked, for approval and adoption of the amendment of the Company's By-laws. If approved by the stockholders, any further amendment of Article XI of our By-laws would similarly require the affirmative vote of the holders of a majority of shares of the Company's stock present at a stockholders' meeting in person or by proxy and entitled to vote thereon.


RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE AMENDMENT OF THE COMPANY'S BY-LAWS.


                                   PROPOSAL 3
                   APPROVAL OF AMENDMENT TO THE COMPANY'S 1997
                              STOCK INCENTIVE PLAN


     The Company's stockholders are being asked to approve an amendment to the Company's 1997 Stock Incentive Plan which will increase the number of shares of Company common stock available for issuance under the 1997 plan by an additional 4,500,000 shares to 4,645,929 shares. The Company's Board of Directors adopted the amendment in March 2002, subject to stockholder approval at the Annual Meeting.


     The increase to the share reserve will assure that a sufficient reserve of the Company's common stock remains available under the 1997 plan in order to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals essential to the Company's long-term growth and financial success. Equity incentives play a significant role in the Company's efforts to remain competitive in the market for talented individuals, and the Company relies on such incentives as a means to attract and retain highly qualified individuals in the positions vital to the Company's success.

     The following is a summary of the principal features of the 1997 plan, as most recently amended. A copy of the 1997 plan is attached as an appendix to this proxy statement. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in La Jolla, California. The 1997 plan became effective on May 27, 1997 and serves as the successor to the Company's 1992 Stock Option/Stock Issuance Plan which terminated in connection with the initial public offering of the Company's common stock. All outstanding options under the 1992 plan at the time of such termination were transferred to the 1997 plan.

EQUITY INCENTIVE PROGRAMS
-------------------------

     The 1997 plan consists of three separate equity incentive programs: (i) the discretionary option grant program, (ii) the stock issuance program and (iii) the automatic option grant program for eligible non-employee board members. The principal features of each program are described below.

     The compensation committee of the Company's Board of Directors will have the exclusive authority to administer the discretionary option grant and stock issuance programs with respect to option grants and stock issuances made to the Company's executive officers and non-employee board members and will also have the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, both the Company's Board of Directors and any secondary committee of one or more board members appointed by the board will also have separate but concurrent authority with the primary committee to make option grants and stock issuances under those two programs to individuals other than executive officers and non-employee board members.

     The term "plan administrator", as used in this summary, will mean the compensation committee, the Board of Directors and any secondary committee, to the extent each such entity is acting within the scope of its administrative authority under the 1997 plan. However, neither the compensation committee, the Board of Directors nor any secondary committee will exercise any administrative discretion under the automatic option grant program. All grants under the automatic option grant program will be made in strict compliance with the express provisions of that program.

SHARE RESERVE
-------------

     As of April 2, 2002, 11,300,790 shares of Company common stock had been reserved for issuance over the term of the 1997 plan, including the 4,500,000-share increse which is the subject of this Proposal.

     No participant in the 1997 plan may receive option grants or direct stock issuances for more than 750,000 shares of Company common stock in total per calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this Proposal will also constitute re-approval of that 750,000-share limitation for purposes of Internal Revenue Code Section 162(m) so that any compensation attributable to the exercise of options granted under the 1997 plan or the sale of shares purchased under those options will qualify as performance-based compensation which is not subject to the $1 million limitation per person imposed on the income tax deductibilty of the compensation paid to certain executive officers of the Company.

     The shares of Company common stock issuable under the 1997 plan may be drawn from shares of Company authorized but unissued common stock or from shares of Company common stock which the Company acquires, including shares purchased on the open market.

     Shares subject to any outstanding options under the 1997 plan (including options transferred from the 1992 plan) which expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1997 plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company's purchase rights under the 1997 plan will be added back to the number of shares reserved for issuance under the 1997 plan and will accordingly be available for subsequent issuance.

ELIGIBILITY
-----------

     Officers and employees, non-employee board members and independent consultants in the Company's service or in the service of its parent or subsidiary corporations (whether now existing or subsequently established) will be eligible to participate in the discretionary option grant and stock issuance programs. Participation in the automatic option grant program will be limited to the non-employee members of the Company's Board of Directors.


     As of April 2, 2002, approximately 225 employees, including 6 executive officers and 7 non-employee board members, were eligible to participate in the discretionary option grant and stock issuance programs and the 7 non-employee board members were also eligible to participate in the automatic option grant program.


VALUATION
---------

     The fair market value per share of the Company's common stock on any relevant date under the 1997 plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On April 2, 2002, the fair market value per share of Company common stock determined on such basis was $3.00.


DISCRETIONARY OPTION GRANT PROGRAM
----------------------------------

     The plan administrator will have complete discretion under the discretionary option grant program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

     Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service prior to vesting in those shares.

     Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised (up to the expiration of the option term) and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

     The plan administrator will also have the authority to effect the cancellation of outstanding options under the discretionary option grant program (including options transferred from the 1992 plan) in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of the common stock on the new grant date. However, the plan administrator may not reduce the exercise price of any stock option under the 1997 plan, whether currently outstanding or subsequently granted, without obtaining the approval of a majority of the Company's stockholders, except for reductions attributable to a change in the number of outstanding shares of the Company's common stock occurring as a result of a stock dividend, stock split or similar transaction.

STOCK ISSUANCE PROGRAM
----------------------

     Shares may be issued under the stock issuance program at a price per share not less than their fair market value, payable in cash or through a full-recourse, interest-bearing promissory note. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. The plan administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances, the time or times when those issuances are to be made, the number of shares subject to each such issuance and the vesting schedule to be in effect for the stock issuance.

     Shares issued as a bonus for past services will be fully vested upon issuance. All other shares issued under the program will be subject to a vesting schedule tied to the performance of service or the attainment of designated financial or key project milestones.

     The plan administrator will have the sole and exclusive authority, exercisable upon a participant's termination of service, to vest any or all unvested shares of common stock at the time held by that participant, to the extent the plan administrator determines that such vesting provides an appropriate severance benefit under the circumstances.

AUTOMATIC OPTION GRANT PROGRAM
------------------------------

     Under the automatic option grant program, eligible non-employee members of the Board of Directors will receive a series of option grants over their period of board service. Each new non-employee board member will, at the time of his or her initial election or appointment to the board, receive an option grant for 50,000 shares of Company common stock. Each non-employee board member, whether first elected or appointed to the board before or after the effective date of the 1997 plan, will continue to receive an additional option grant for 50,000 shares of Company common stock under the automatic option grant program on the date of every third Annual Stockholders Meeting thereafter during the period of his or her continued board service. There will be no limit on the number of such 50,000-share annual option grants any one eligible non-employee board member may receive over his or her period of continued board service. However, a non-employee board member may elect to decline one or more automatic option grants. No board member who elects to decline an automatic option grant will receive any compensation in lieu of that option grant.

     Stockholder approval of this Proposal will also constitute pre-approval of each option granted under the automatic option grant program on the basis of the share increase which is the subject of this Proposal and the subsequent exercise of those options in accordance with the terms of the program summarized below.

     Each automatic grant will have an exercise price per share equal to the fair market value per share of Company common stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of board service. Each automatic option will be immediately exercisable for all of the option shares. However, any unvested shares purchased under such option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease board service prior to vesting in those shares. The shares subject to each 50,000-share automatic option grant will vest in a series of three successive equal annual installments upon the optionee's completion of each year of board service over the three-year period measured from the grant date. However, the shares subject to each outstanding automatic option grant will immediately vest in full upon certain changes in control or ownership or upon the optionee's death or disability while a board member. Following the optionee's cessation of board service for any reason, each automatic option grant will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of board service.

     Automatic option grants may be assigned by the provisions of the optionee's will or the laws of inheritance following his or her death and may also be assigned during the optionee's lifetime, in connection with the optionee's estate plan, to members of his or her immediate family or to a trust established exclusively for the benefit of such individuals.

PREDECESSOR PLAN
----------------

     All outstanding options under the predecessor 1992 plan which were transferred to the 1997 plan will continue to be governed by the terms of the agreements evidencing those options, and no provision of the 1997 plan will affect or otherwise modify the rights or obligations of the holders of the transferred options with respect to their acquisition of Company common stock. However, the plan administrator has complete discretion to extend one or more provisions of the 1997 plan to the transferred options, to the extent those options do not otherwise contain such provisions.

STOCK AWARDS
------------

     The table on the subsequent page shows, as to the Company's Chief Executive Officer ("CEO"), each of the four other most highly compensated executive officers of the Company (with base salary and bonus for the 2001 fiscal year in excess of $100,000) and the other individuals and groups indicated, the number of shares of common stock subject to option grants made under the 1997 plan for the period January 1, 2001 through April 2, 2002, together with the weighted average exercise price payable per share.

                               OPTION TRANSACTIONS




                                                            NUMBER OF SHARES     WEIGHTED AVERAGE
                                                               UNDERLYING         EXERCISE PRICE
             NAME AND POSITION                             OPTIONS GRANTED (#)     PER SHARE ($)
             -----------------                             -------------------   ----------------
Arthur J. Benvenuto
Chairman, President, and
Chief Executive Officer,
Nominee for election as Director                                   0                   N/A

Gail K. Naughton, Ph.D.
Vice Chairman of the Board of Directors,
Nominee for election as Director                                   0                   N/A

Joseph R. Kletzel, II
Executive Vice President and
Chief Operating Officer                                            0                   N/A

Nikhil Mehta *
Former Senior Vice President, Chief Financial Officer              0                   N/A

Mark J. Gergen
Senior Vice President, Chief Financial and
Development Officer                                                0                   N/A

Jerome E. Groopman, M.D.
Director and nominee for election as Director                      0                   N/A

Jack L. Heckel
Director and nominee for election as Director                      0                   N/A

Ronald L. Nelson
Director and nominee for election as Director                      0                   N/A

Dayton Ogden
Director and nominee for election as Director                      0                   N/A

David S. Tappan, Jr.
Director and nominee for election as Director                   50,000                $4.60

Gail R. Wilensky, Ph.D.
Director and nominee for election as Director                      0                   N/A

All current executive officers as a group (6 persons)           30,000                $4.85

All current non-employee directors as a                         50,000                $4.60
group (7 persons).......... ..........................

All employees, including current officers who are not
executive officers, as a group 219 persons)...........         552,260                $3.98

     * Mr. Mehta resigned from the Company effective March 31, 2002 and is not included as a current executive officer.


     As of April 2, 2002, 4,677,716 shares of common stock were subject to outstanding options under the 1997 plan, 10,285,522 shares had been issued under the 1997 plan, and 145,929 shares remained available for future issuance.

NEW PLAN BENEFITS
-----------------

     No options have been granted to date under the 1997 plan on the basis of the share increase which is the subject of this Proposal. However, each of the following non-employee board members will receive an option grant for 50,000 shares of common stock pursuant to the automatic option grant program upon their reelection to the board at the 2002 Annual Meeting: Dr. Groopman, Mr. Heckel, Mr. Ogden, Ms. Wilensky. Each such option will have an exercise price per share equal to the closing selling price per share of common stock on the date of such Annual Meeting. In addition, annual stock option grants for employees will be made upon approval of the plan by the stockholders at the 2002 Annual Meeting.

GENERAL PROVISIONS
------------------

ACCELERATION
------------

     In the event the Company is acquired by merger or asset sale, each outstanding option under the discretionary option grant program will automatically accelerate in full, unless assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those option shares. In addition, all unvested shares outstanding under the discretionary option grant and stock issuance programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The plan administrator will have complete discretion to grant one or more options under the discretionary option grant program which will become exercisable for all the option shares in the event the optionee's service with the Company or the successor entity is terminated (actually or constructively) within a designated period following any acquisition of the Company by merger of asset sale in which those options are assumed or otherwise continued in effect. The plan administrator will have similar discretion to grant options which will become fully exercisable for all the option shares should the optionee's service terminate, whether involuntarily or through a resignation for good reason, within a designated period following a change in control of the Company. The vesting of outstanding shares under the stock issuance program may also be structured or modified at any time while those shares remain unvested to accelerate upon similar terms and conditions. The shares subject to each option under the automatic option grant program will immediately vest upon any acquisition of the Company by merger or asset sale or change in control transaction.

     A change in control will be deemed to occur upon (i) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock that the Board does not recommend that the Company's stockholders accept or (ii) a change in the majority of the board effected through one or more contested elections for board membership.

     The acceleration of vesting in the event of a merger or asset sale or change in the ownership or control of Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

STOCKHOLDER RIGHTS AND OPTION TRANSFERABILITY
---------------------------------------------

     No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are not assignable or transferable other than by will or the laws of inheritance following optionee's death, and during the optionee's lifetime, the option are normally exercisable only by the optionee. However, non-statutory options may be transferred or assigned during optionee's lifetime to one or more members of the optionee's family or to a trust established for one or more such family members, to the extent such transfer is in connection with the optionee's estate plan.

CHANGES IN CAPITALIZATION
-------------------------

     In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1997 plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the 1997 plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the automatic option grant program to new and continuing non-employee board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option transferred from the 1992 plan to the 1997 plan. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 1997 plan or the outstanding options thereunder.

FINANCIAL ASSISTANCE
--------------------

     The plan administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the discretionary option grant program or the purchase of shares under the stock issuance program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

SPECIAL TAX ELECTION
--------------------

     The plan administrator may provide one or more holders of non-statutory options or unvested share issuances under the 1997 plan (other than the options granted or the shares issued under the automatic option grant program) with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

AMENDMENT AND TERMINATION
-------------------------

     The board may amend or modify the 1997 plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. However, the board may not, without obtaining the approval of a majority of the stockholders, amend or modify the 1997 plan provisions that (i) require the exercise price of each granted option to be not less than one hundred percent of the fair market value of the option shares on the grant date or (ii) prohibit the plan administrator from effecting a reduction in the exercise price of outstanding stock options without stockholder approval. Unless sooner terminated by the board, the 1997 plan will terminate on the earliest of (i) May 19, 2007,
(ii) the date on which all shares available for issuance under the 1997 plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

FEDERAL INCOME TAX CONSEQUENCES
-------------------------------

OPTION GRANTS
-------------

     Options granted under the 1997 plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. The optionee will not, for regular tax purposes, recognize
-----------------
any taxable income either at the time the incentive stock option is granted or at the time that option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option for those shares is exercised. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

Non-Statutory Options. No taxable income is recognized by an optionee upon the
---------------------
grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCES
----------------------

     The tax principles applicable to direct stock issuances under the 1997 plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION
---------------------------------------

     The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

ACCOUNTING TREATMENT
--------------------

     Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant generally will not result in any charge to the Company's earnings, but the Company must disclose, in pro-forma statements to the Company's financial statements, the impact those option grants would have upon the Company's reported earnings were the value of those options treated as compensation expense. However, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully diluted basis.

     In addition, any option grants made to non-employee consultants (but not non-employee board members) will result in a direct charge to Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly be adjusted to reflect the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares. Should any outstanding options under the 1997 plan be repriced, then that repricing will also trigger a direct charge to Company's reported earnings measured by the appreciation in the value of the underlying shares which occurs between the date the option is repriced and the date the repriced option is exercised for those shares or terminates unexercised.

VOTE REQUIRED
-------------

     The affirmative vote of at least a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the proposed 4,500,000-share increase to the share reserve under the 1997 plan. Should such stockholder approval not be obtained, then that share increase will not be implemented. The 1997 plan will, however, continue in effect, and option grants and direct stock issuances may continue to be made under the 1997 plan until all the shares of common stock available for issuance under the 1997 plan, as in effect prior to the share increase which is the subject of this Proposal, have been issued pursuant to such option grants and direct stock issuances.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH PROPOSAL. THE BOARD OF DIRECTORS BELIEVES THAT IT IS IN THE BEST INTEREST OF THE COMPANY TO MAINTAIN A STOCK INCENTIVE PROGRAM FOR THE COMPANY'S EMPLOYEES, OFFICERS, NON-EMPLOYEE DIRECTORS AND CONSULTANTS TO ATTRACT AND RETAIN THE SERVICES OF THOSE INDIVIDUALS ESSENTIAL TO THE COMPANY'S GROWTH AND FINANCIAL SUCCESS, TO MORE CLOSELY ALIGN INDIVIDUAL'S INTERESTS WITH THOSE OF THE STOCKHOLDERS, AND TO ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE. APPROVAL OF THIS PROPOSAL PERMITS THE COMPANY TO MAINTAIN ITS STOCK INCENTIVE PROGRAM.

     UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1997 STOCK INCENTIVE PLAN.

                                   PROPOSAL 4
                            RATIFICATION OF AUDITORS

     The Board of Directors has appointed Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the fiscal year ending December 31, 2002 and is asking the stockholders to ratify this appointment. Ernst & Young was first engaged as the Company's independent auditors for the fiscal year ended January 31, 1991. The affirmative vote of a majority of the votes cast on this Proposal 2 is required to ratify the appointment of Ernst & Young as the Company's independent auditors for calendar year 2002. The enclosed proxy will be voted, unless authority is withheld or the proxy is revoced, for ratification of the appointment of Ernst & Young as the Company's independent auditors. If the stockholders to not approved this Proposal, the Board of Directors will re-consider its selection.

     A representative of Ernst & Young is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

AUDIT FEES

     The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and the reviews of the financing statements included in the Company's Forms 10-Q for such fiscal year were $109,790.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by Ernst & Young for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for fiscal year 2001.

ALL OTHER FEES

     The aggregate fees billed by Ernst & Young for professional services other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees above for fiscal year 2001 were $53,070. Such fees relate primarily to advice on taxation matters and the audit of goverment grant programs.The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Ernst & Young.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                OTHER MATTERS

     Management does not know of any other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

                             PRINCIPAL STOCKHOLDERS

     The following table, and the notes on the subsequent page, set forth, as of April 2, 2002, certain information known to the Company as to the beneficial ownership of the Company's common stock of each of (a) the Company's directors and director nominees, (b) the named executive officers under "Executive Compensation - Summary Compensation Table" below, (c) each person who beneficially owns more than 5% of the Company's common stock and (d) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. The percentage of common stock outstanding is based on 73,154,753 shares of common stock outstanding and is determined in accordance with the rules of the Securities and Exchange Commission. The address for those individuals for which an address is not otherwise indicated is 10933 North Torrey Pines Road, La Jolla, California 92037.




                                                                    Beneficial Ownership         Percentage of
          Name and Address                                          of Common Stock as of        Common Stock
          Beneficial Owner                     Position                 April 2, 2002             Outstanding
---------------------------------       -----------------------    ----------------------       --------------
Arthur J. Benvenuto                     Chairman of the Board            2,236,578    (1)           3.0%
                                        of Directors, President
                                        and Chief Executive
                                        Officer

Gail K. Naughton, Ph.D.                 Vice Chairman and Director       1,410,059    (2)           1.9%

Jerome E. Groopman, M.D.                Director and Chairman              160,000    (3)             *
                                       of Company's Scientific
                                       Advisory Board

Michael Ellwein                         Director                                 0                    *

Jack L. Heckel                          Director                           180,847    (4)             *

Ronald L. Nelson                        Director                           120,000    (5)             *

Dayton Ogden                            Director                           103,875    (6)             *

David S. Tappan, Jr.                    Director                           200,000    (7)             *

Gail R. Wilensky, Ph.D.                 Director                           153,000    (8)             *

Joseph R. Kletzel, II                   Executive Vice                     105,000    (9)             *
                                        President and Chief
                                        Operating Officer

Nikhil A. Mehta                         Former Senior Vice President        25,000   (10)             *
                                        and Chief Financial Officer

Mark J. Gergen                          Senior Vice President, Chief        40,000   (11)             *
                                        Financial and Development
                                         Officer

State of Wisconsin Investment                                           14,429,365   (12)          19.7%
  Board
P.O. Box 7842
Madison, WI 53707

Smith & Nephew SNATS, Inc.                                               5,104,163   (13)           7.0%
1450 Brooks Road
Memphis, TN 38116

Medtronic International, Ltd.                                            5,376,344   (14)           7.3%
710 Medtronic Parkway NE
Minneapolis, MN 55432-5604

Current directors and executive                                          4,786,359   (15)           6.2%
officers as a group (consisting
of 13 persons)
-----------------
* Less than one percent.


(1) Includes options to purchase 1,600,000 shares of common stock which are currently exercisable or become exercisable within 60 days of April 2, 2002 and 50,000 shares of restricted common stock which are subject to repurchase rights by the Company.

(2) Includes 283,616 shares of common stock held as custodian for Dr. Naughton's minor children, options to purchase 810,000 shares of common stock which are currently exercisable or become exercisable within 60 days of April 2, 2002.

(3) Includes options to purchase 160,000 shares of common stock, which are currently exercisable or become exercisable within 60 days of April 2, 2002.

(4) Includes 5,847 shares of common stock held by a trust and options to purchase 150,000 shares of common stock, which are currently exercisable or become exercisable within 60 days of April 2, 2002.

(5) Includes options to purchase 100,000 shares of common stock, which are currently exercisable or become exercisable within 60 days of April 2, 2002.

(6) Includes options to purchase 100,000 shares of common stock, which are currently exercisable or become exercisable within 60 days of April 2, 2002.

(7) Includes options to purchase 200,000 shares of common stock, which are currently exercisable or become exercisable within 60 days of April 2, 2002, 50,000 of which are subject to repurchase rights by the Company.

(8) Includes 3,000 shares of common stock held by Dr. Wilensky's spouse in a retirement plan and options to purchase 150,000 shares of common stock, which are currently exercisable or become exercisable within 60 days of April 2, 2002.

(9) Includes options to purchase 105,000 shares of common stock which are currently exercisable or become exercisable within 60 days of April 2, 2002.

(10) Includes options to purchase 25,000 shares of common stock which are currently exercisable or become exercisable within 60 days of April 2, 2002. Mr. Mehta resigned effective March 31, 2002.

(11) Includes options to purchase 40,000 shares of common stock which are currently exercisable or become exercisable within 60 days of April 2, 2002.

(12) Pursuant to a Schedule 13G filed with the SEC on February 11, 2001, the State of Wisconsin Investment Board reported that it had sole dispositive power and sole voting power over 14,429,365 shares of common stock. See "Certain Transactions."

(13)  Pursuant to a Schedule 13D filed with the SEC on December 18, 2000,
      Smith & Nephew SNATS, Inc., Smith & Nephew Holdings, Inc. and Smith & Nephew plc reported that they had sole dispositive power and sole voting power over 5,104,163 shares of common stock. Both Smith & Nephew Holdings, Inc. and Smith & Nephew SNATS, Inc. are indirect, wholly-owned subsidiaries of Smith & Nephew plc.

(14) Pursuant to a Schedule 13G filed with the SEC February 11, 2002, Medtronic International, Ltd. and Medtronic, Inc. reported that they had sole dispositive and voting power over 5,376,344 shares of common stock. Medtronic Asset Management, Inc. merged with and into Medtronic International effective as of December 31, 2001. See "Certain Transactions" for additional detail with regard to the acquisition of shares by Medtronic Asset Management.

(15) Includes (i) options to purchase 3,490,000 shares of common stock which are currently exercisable or become exercisable within 60 days of April 2, 2002, 50,000 shares of which are subject to repurchase rights, and (ii) 300,000 shares of restricted common stock, of which 50,000 shares are subject to repurchase rights by the Company. Mr. Mehta resigned effective as of March 31, 1002 and is not included as an executive officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of the Company, and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC reports on Forms 3, 4 and 5 of initial ownership and of changes in beneficial ownership of common stock. Based solely on the Company's review of the reporting forms received by it, and written representations from certain persons that no Form 5 reports were required to be filed by those persons, the Company believes that all statements of beneficial ownership required to be filed with the SEC in fiscal 2001 were timely filed.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     The following table names the Company's executive officers as of April 2, 2002. The officers of the Company serve at the discretion of the board of directors.

      NAME                    AGE                 POSITION
      ----                    ---                 --------

Arthur J. Benvenuto           58       Chairman of the Board of Directors,
                                       President and Chief Executive Officer

Gail K. Naughton, Ph.D.       46       Vice Chairman of the Board of Directors

Joseph R. Kletzel, II         52       Executive Vice President and Chief
                                       Operating Officer

Mark J. Gergen                39       Senior Vice President, Chief Financial
                                       and Development Officer

Charles E. Anderson           53       Vice President, Quality

Robert O. Gaskin, Jr.         48       Vice President, Human Resources


     Information on the business backgrounds of Arthur J. Benvenuto and Dr. Gail
K. Naughton is set forth above under the heading "Directors and Nominees."

     Joseph R. Kletzel was appointed Executive Vice President and Chief Operating Officer of the Company in August 2000, having joined the Company in May 1998 as Executive Vice President. From March 1996 to April 1998, Mr. Kletzel served as President of Fisher Scientific International, an international manufacturer and distributor of laboratory supplies and equipment, and from March 1992 to February 1996 as President and Chief Operating Officer of Devon Industries, an international manufacturer of surgical products. From 1990 to 1992, Mr. Kletzel was General Manager of Toshiba America Medical Systems, a manufacturer of diagnostic imaging equipment. Mr. Kletzel also spent 13 years at Baxter Healthcare International, a healthcare products company most recently as Vice President, Sales and Operations in the Operating Room Division. Mr. Kletzel holds a B.S. in Biology from Villanova University. Mr. Kletzel serves on the Board of Directors of CardioGenesis Corporation and several private companies.

     Mark J. Gergen was appointed Senior Vice President, Chief Financial and Development Officer in March 2002. Previously he served as Vice President Corporate Development, General Counsel and Secretary from March 2000. From June 1999 to March 2000, Mr. Gergen was Associate General Counsel of Premier, Inc., a national alliance of hospitals and healthcare systems. From November 1997 to June 1999, Mr. Gergen was Senior Division Counsel at Medtronic, Inc., a therapeutic medical technology company, having served in various legal capacities from August 1994 to November 1997. Mr. Gergen was employed by Jostens, Inc., an educational software and recognition company, from April 1990 to July 1994, most recently as Senior Division Counsel. Prior to April 1990, Mr. Gergen was an associate at the law firms of Messerli & Kramer and LeFevere, Lefler, Kennedy, O'Brien & Drawz in Minneapolis, Minnesota. Mr. Gergen holds a J.D. from the University of Minnesota Law School and a B.A. in Business Administration from Minot State University.

     Charles E. Anderson was appointed Vice President, Quality, in October 1998. From October 1997 to October 1998, Mr. Anderson served as Vice President of Quality Assurance and from October 1995 to October 1997 as Director of Quality Assurance at Genzyme Corporation, a biopharmaceutical company. From January 1992 to August 1995, Mr. Anderson was employed by Xoma Corporation, a biopharmaceutical company, most recently as Vice President of Quality Control and Quality Assurance. Prior to 1992, Mr. Anderson spent 19 years in various management positions in quality and manufacturing at Parke-Davis and various Roche Pharmaceutical subsidiaries. Mr. Anderson holds an M.S. degree in Quality Management from Tampa College and a B.S. in Chemistry from the University of Illinois at Chicago.

     Robert O. Gaskin, Jr. joined the Company as Vice President, Human Resources in September 2000. From May 1999 to September 2000, Mr. Gaskin was Vice President, Human Resources for Warner-Lambert/Agouron

Pharmaceuticals, a pharmaceutical company. Mr. Gaskin was employed by Warner-Lambert from January 1988 to September 2000, holding a variety of senior level human resources positions within the pharmaceutical division. Prior to Warner-Lambert, Mr. Gaskin held human resources positions of increasing responsibilities with ARCO Oil & Gas Company, National Semiconductor Corporation, and Teleflex Defense Systems. Mr. Gaskin holds a M.S. in Human Resources Administration from Central Michigan University and a B.S. in Psychology from the University of Utah.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned, for services rendered in all capacities to the Company, for each of the last three calendar years by the Company's Chief Executive Officer and each of the four other most highly paid executive officers whose salary and bonus for calendar 2000 was in excess of $100,000.

-------------------------------------------------------------------------------
SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------




                                              Annual Compensation                    Long-term
                                     ------------------------------------        Compensation (4)
                                                                Other       ----------------------------
                                                               Annual        Restricted      Securities   All Other
                                                               Compen-          Stock        Underlying    Compen-
         Name and                     Salary       Bonus       sation          Awards       Options/SARs   sation
    Principal Position       Year     ($) (1)     ($) (2)      ($) (3)          ($)           (shs)        ($) (5)
-------------------------  ---------  -------     -------     ---------     ------------    ------------  --------
Arthur J. Benvenuto          2001     441,000     500,000(2)    1,988               0 (6)           0       1,240
Chairman, President and      2000     419,231     126,000(2)    1,885               0 (6)     250,000       1,380
Chief Executive Officer      1999     400,000     102,900       2,478       1,122,000 (6)     450,000(7)    1,380

Gail K. Naughton, Ph.D.      2001     330,750     200,000(2)      498               0               0       1,290
Vice Chairman                2000     314,423      94,500(2)      471               0         150,000       1,180
                             1999     300,000      78,400         405               0         250,000         470

Joseph R. Kletzel, II        2001     300,000      67,500         690               0               0           0
Executive Vice President     2000     262,615      73,200(2)      596               0          50,000           0
and Chief Operating          1999     240,000           0      30,738 (8)           0               0           0

Nikhil A. Mehta              2001     253,197           0      57,236 (8)           0               0           0
Former Senior Vice           2000      52,885      66,875(2)   41,075 (8)           0         125,000           0
President  and Chief
Financial Officer

Mark J. Gergen               2001     230,500      43,219         192               0               0           0
Vice President,              2000     130,769     110,942(2)      102               0         100,000           0
General Counsel and
Secretary
==================================================================================================================


(1) Consists of base salary earned (including amounts deferred pursuant to plans established under sections 125 and 401(k) of the Internal Revenue
      Code) by the named executive officers for the periods presented. Executives hired during the periods presented include Mr. Mehta (hired in October 2000) and Mr. Gergen (hired in March 2000).

(2) Includes bonuses earned, whether or not paid in such year, by the named executive officers. In September 2001, bonuses were paid to Mr. Benvenuto and Dr. Naughton in the amounts of $500,000 and $200,000, respectively, for the receipt from the FDA of premarket approval for the use of Dermagraft(R) in the treatment of diabetic foot ulcers. For 2000, the bonuses for Mr. Benvenuto and Dr. Naughton were established at $126,000 and $94,500, respectively, but made contingent upon the Company obtaining an approvable or approval letter from the FDA by the end of 2001 for premarket approval for the use of Dermagraft in the treatment of diabetic foot ulcers. For the other named officers, one half of the bonus for 2001 and 2000 was also made subject to the same contingency. For Mr. Kletzel and Mr.

     Gergen the portions of the bonus that were subject to the contingency were $36,600 and $30,471, respectively. Amounts include a sign-on bonus in the amount of $50,000 paid to Mr. Gergen in 2000.

(3) Except as noted in (8) below, amounts represent the compensation attributable to life insurance in excess of $50,000 provided the named executive officers under the Company's group life insurance plan for all employees.

(4) During the periods presented, long-term compensation has been the grant of stock options and a restricted stock award. The Company has not awarded stock appreciation rights or made any long-term incentive payouts.

(5) Amounts represent the premium paid for term life insurance coverage provided for the named executive officers in addition to their coverage under the Company's group life insurance plan for all employees.

(6) In May 1999, Mr. Benvenuto received a restricted stock award of 300,000 shares. 50,000 of such shares remain unvested at December 31, 2001. Under the award, subject to meeting certain requirements including continued service, 50,000 shares would vest annually at the completion of each of the first three years of the award, and the remaining 150,000 shares would vest at the end of five years or, if earlier, upon approval of Dermagraft for the treatment of diabetic foot ulcers in the United States. The first 50,000 shares vested in May 2000 and another 50,000 vested in May 2001. In September 2001, 150,000 shares vested when the FDA approved a PMA application for Dermagraft in the treatment of diabetic foot ulcers in the United States. Dividends, if any, will accrue to the restricted stock award shares. Based upon the closing price of the Company's common stock of $4.36 at December 31, 2001, the value of the 50,000 shares unvested at December 31, 2001 was $218,000.

(7) Does not include stock options vested and exercisable for 300,000 shares of common stock which were granted in 1988 and extended during 1998. These options, which were due to expire in June 1998, were extended for an additional five years to June 2003. Half of these stock options are exercisable at an exercise price of $1.47 per share and the other half are exercisable at $1.67 per share.

(8) Includes reimbursement of relocation expenses paid to Mr. Mehta of $56,993 (including $8,773 for the reimbursement of taxes) and $41,020 (including $3,205 for the reimbursement of taxes) in 2001 and 2000, respectively, and the reimbursement of relocation expenses paid to Mr. Kletzel of $29,929 (including $8,906 for the reimbursement of taxes) in 1999.

     Options. There were no new options granted to the named executive officers
     -------
officers listed in the Summary Compensation Table during the fiscal year 2001 under the our stock option plan. No stock appreciation rights have ever been granted by the Company.

     Option Exercises and Holdings. The following table sets forth information
     -----------------------------
regarding the exercise of options in fiscal year 2001 and the number of options held by the named executive officers listed in the Summary Compensation Table, including the value of in-the-money options as of December 31, 2001. The value of unexercised in-the-money options is based on the market price of $4.36 per share determined on the basis of the closing selling price per share of common stock on the Nasdaq National Market on December 31, 2001, the last trading day of the 2001 fiscal year, less the option exercise price payable per share. No SARs have ever been granted by the Company.

-------------------------------------------------------------------------------
AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2000
AND FISCAL YEAR-END OPTION/SAR VALUES
-------------------------------------------------------------------------------



                                                                 Number of             Value of Unexercised
                              Shares                        Unexercised Options        In-the-Money Options
                             Acquired                         at Year End (#)             at Year End ($)
                                on            Value     --------------------------   -------------------------
                             Exercise       Realized      Exercis-       Unexer-      Exercis-        Unexer-
           Name                 (#)            ($)          able         cisable        able          cisable
-------------------------   -----------   -----------   -----------    -----------   -----------   -----------
Arthur J. Benvenuto                 0             0      1,140,000        400,000     2,107,468       292,734

Dr. Gail K. Naughton                0             0        696,666        203,334       101,666        50,834

Joseph R. Kletzel, II               0             0         85,000         80,000             0             0

Nikhil A. Mehta                     0             0         25,000        100,000             0             0
Mark J. Gergen                      0             0         20,000         80,000             0             0
================================================================================================================

     Employment Agreements/Change in Control Arrangements. The Company has no
     ----------------------------------------------------
employment agreements with any of the named executive officers or any of its other employees. In the event the Company is acquired by merger, consolidation or asset sale, outstanding options which are not assumed by the successor corporation, or replaced with a comparable option to purchase shares of the capital stock of the successor corporation, are to be automatically accelerated in full, except to the extent such acceleration is otherwise limited by the terms of the instrument evidencing such grant. The Compensation Committee or the full board of directors has the discretionary authority, exercisable either in advance or at the time of certain hostile changes in control of the Company (whether effected through a tender offer for outstanding shares of the Company's stock or a proxy contest for board of directors membership), to provide for the automatic acceleration of one or more such option grants outstanding at the time of such a hostile change in control. They also have the authority to condition any such option acceleration upon the subsequent termination of the optionee's service within a specified period following the change in control. All outstanding options held by the executive officers are either fully exercisable or provide for automatic acceleration upon the involuntary termination of the officers' employment following an acquisition of the Company by merger or asset sale or upon a hostile change of control.


     In May 1999, the Compensation Committee approved special long-term incentive compensation programs for both Arthur J. Benvenuto, Chairman and Chief Executive Officer, and Dr. Gail K. Naughton, President. Each program contains several components including a $500,000 cash bonus for Mr. Benvenuto and a $200,000 cash bonus for Dr. Naughton upon FDA approval of Dermagraft for the treatment of diabetic foot ulcers in the United States and stock awards. These bonuses were paid in October 2001. In addition, awards were in the form of a restricted stock award of 300,000 shares to Mr. Benvenuto and a stock option to Dr. Naughton to purchase 250,000 shares of the Company's stock at an exercise price of $3.75 per share to align the officers' interests with those of the Company's stockholders. Mr. Benvenuto was also granted a stock option to purchase 450,000 shares of the Company's common stock at an exercise price of $3.75 per share, the closing selling price per share on the grant date of that option. The option will become exercisable for the option shares in a series of three successive equal annual installments upon his completion of each year of service over the three-year period measured from the grant date of the option. Also, if the Company is acquired by merger or asset sale, or if there is a change in ownership of more than 50% of the Company's outstanding voting securities during Mr. Benvenuto's or Dr. Naughton's service, and his or her service as such is subsequently terminated or constructively terminated by the successor entity, then the outstanding unpaid balance of principal and accrued interest on his or her loan will immediately be cancelled. See our discussion under "Certain Transactions" below for additional information regarding Mr. Benvenuto's and Dr. Naughton's outstanding indebtedness. For additional disclosure regarding long-term incentive compensation programs, see "Compensation Committee Report - Special Long-Term Compensation Programs."

     In May 2000, the Compensation Committee approved change in control agreements for the officers of the Company. The agreements only operate in the event of a "change in control" as described below. Absent a "change in control," the agreements do not require the Company to retain executives or to pay them any specified level of benefits. Each agreement provides that, for 12 months preceding and two years following a "change in control" in the event the officer is terminated without cause or resigns for good reason (as defined in the agreements and including compensation reductions, demotions, excess travel, etc.), the executive is entitled to receive lump sum payments in an aggregate amount equal to between two times total compensation (total compensation is one year of such officer's base salary in effect for him or her during the year of such change in control plus average bonuses (averaged over the last two years) plus costs of Company-paid benefits including health care) for the Chairman and CEO and the Vice Chairman, and a lump sum payment of one times total compensation for the other officers. In addition, the agreements provide for the acceleration of the vesting of any unvested stock options or restricted stock awards. Finally, the agreements provide for certain additional payments to address adverse tax consequences, specifically in the case of Mr. Benvenuto and Dr. Naughton. If the payments would trigger excise tax under Section 4999 of the Internal Revenue Code their payments will be grossed up to adjust for the excise tax impact. In the case of the other officers, if the payment would trigger excise tax under Section 4999 of the Internal Revenue Code the payment will be reduced so that the payment will not exceed the limits established by those regulations.

     Generally, and subject to certain restrictions, a "change in control" is deemed to have occurred if the transaction would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, including any of the following transactions effecting a change in ownership or control of the
Company:

     o A merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated,

     o The sale, transfer or other disposition of all or substantially all of the assets of the Company,

     o Any reverse merger in which the Company ceases to exist as an independent corporation and becomes the subsidiary of another corporation,

     o The acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the Company's stockholders, private purchases from one or more of the Company's stockholders, open market purchases or any other transaction, of beneficial ownership of securities possessing more than 30% of the total combined voting power of the Company's outstanding securities,

     o The acquisition by any person (or related group of persons), whether by tender or exchange offer made directly to the Company's stockholders, private purchases from one or more of the Company's stockholders, open market purchases or any other transaction, of securities of the Company possessing sufficient voting power in the aggregate to elect an absolute majority of the members of the Board (rounded up to the nearest whole number), or

     o A change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been members of the Board continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of Board members described in clause (i) who were still in office a the time such elections or nomination was approved by the Board.

The change in control agreements may be terminated by the Company upon six months notice.

     Compensation Committee Interlocks and Insider Participation. David Tappan,
     -----------------------------------------------------------
Jr., Jack Heckel and Dayton Ogden served as members of the Compensation Committee during fiscal 2001. No member of the Compensation Committee is a former or current officer or employee of the Company. See "Directors and Nominees" and "Board Meetings and Committees" for a discussion of the Compensation Committee members' background and relationship to the Company. No officers of the Company serve or have ever served on the board of directors or compensation committees of entities at which board members of the Company's board or Compensation Committee serve or have served as officers.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act or the Exchange Act that might incorporate future filings made by the Company under those statutes, none of the Compensation and Stock Option Committee Report, the Audit Committee Report, the Audit Committee Charter, reference to the independence of the Audit Committee members nor the Stock Performance Graph is to be incorporated by reference into any such prior filings, nor shall such reports, reference or graph be incorporated by reference into any future filings made by the Company under those statutes.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT
----------------------------------------------

     The report set forth below has been provided by the Compensation and Stock Option Committee and describes the philosophy and process considered by the Committee in administering the Company's executive compensation program.

-------------------------------------------------------------------------------
COMPENSATION COMMITTEE REPORT
-------------------------------------------------------------------------------

     The Company's executive compensation program is administered by the Compensation and Stock Option Committee. The executive compensation program is structured and administered to support the Company's mission, strategy and values.

Compensation Philosophy

     The Company's executive compensation program has been designed to enable the Company to attract, motivate and retain senior management by providing what the Company believes is a competitive total compensation package based on both individual and company performance. The executive compensation program is composed of three principal elements:

     o   competitive base salaries which reflect individual performance,
     o annual performance-based incentive opportunities which are variable and payable in cash for the achievement of corporate goals (as discussed below under "Compensation of the Chief Executive Officer") approved by the Committee and individual goals established in consultation with the Chief Executive Officer, and
     o long-term, stock-based incentive opportunities pursuant to a stock option plan geared to strengthen the mutuality of interests between senior management and the Company's stockholders.

     As an executive officer's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives, causing greater variability in the individual's absolute compensation level from year to year. In addition, the higher that individual rises in the organization, the greater the mix of compensation shifts to reliance on the value of the Company's common stock through stock-based awards.

     As a result of Section 162(m) of the Internal Revenue Code, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation does not apply to compensation paid to the named executive officers which qualifies as performance-based compensation. The Committee has not and does not intend to set cash compensation levels which would exceed the $1 million limit in 2000. In addition, the Company's 1997 Stock Incentive Plan is structured so that any compensation deemed paid in connection with the exercise of options granted under the plan or the disposition of shares acquired under such plan will qualify as performance-based compensation.

The Compensation Process

     Early in each fiscal year, the Committee reviews with the Chief Executive Officer an annual salary plan for the Company's executive officers based on information prepared by Human Resources. This salary plan is based on industry, peer group and national surveys conducted by a nationally recognized compensation consulting firm which specializes in the biotechnology/biomedical industries, and performance evaluations based upon past and expected future contributions of the individual executive officers. In particular, the Committee obtains and reviews comparative total compensation figures from

     o a group of approximately 70 diverse public companies in the biomedical/biotechnology industries with greater than 150 but less than 500 employees,
     o a select group of approximately 45 companies which are considered leaders in the biotechnology industry by virtue of their market capitalization, and
     o   a select group of public biotechnology companies.

     Base salary levels for each of the Company's executive officers, with the exception of the Chief Executive Officer, are established annually within ranges determined by analysis of comparative compensation. The mid-point of such ranges is designed to be comparable to the 50th percentile of the survey data obtained as set forth above. Under the Company's bonus program in effect for the 2001 fiscal year, the annual targeted cash incentive for each executive officer was calculated as a percentage of such officer's base salary based on the accomplishment of corporate goals (which are the same as those discussed below for the Chief Executive Officer). For the 2001 fiscal year, such targeted cash incentive amounts ranged from approximately 25% to 30% of base salary depending on the level of the executive officer. There is an additional bonus pool for officers for individual performance that could range from 10% to 20% of the individual's base salary if the Company meets or exceeds the corporate goals.


     Long-term incentive compensation is provided primarily through stock option grants under our option plan. The amount of each grant is a function of the individual's position and level of responsibility, and options generally become exercisable in equal annual installments over a four-year period measured from the grant date. The Committee, in its discretion, may grant additional options to executive officers, including the Chief Executive Officer, for increases in level of responsibility and promotions, in recognition of sustained exceptional performance or annually based upon company and individual performance. The option grant will have value to the executive officer only if he or she continues in the Company's service during the vesting period and then only if the market price of the underlying option shares appreciates over the option term. As indicated below, the Committee also authorized a restricted stock grant of 300,000 shares of the Company's common stock under the plan to the Chief Executive Officer as part of a special long-term incentive program implemented for him during the 1999 fiscal year.

     The Compensation Committee has retained an outside, independent compensation consulting firm, which specializes in the biotechnology/biomedical industries, to review and evaluate the Company's process of establishing, reviewing and adjusting the compensation of the Company's executive officers. After its most recent review, conducted in March 2002, such consulting firm concluded that the process presently employed by the Company in obtaining, analyzing and employing comparative data, and implementing the Company's compensation programs for the Company's executive officers and for the Chief Executive Officer, is consistent with industry norms.

Compensation of the Chief Executive Officer

     The Compensation Committee annually reviews and fixes the base salary of the Chief Executive Officer based in part on the competitive compensation data discussed above, and the Committee's assessment of his past performance and its expectation as to his future contributions in leading the Company and its development. Due to the stages of development and commercialization of the Company's therapeutic products, profitability of the Company has not been a primary factor considered in setting the Chief Executive Officer's compensation; however, the Committee does consider a number of financial factors, including the Company's ability to secure financing, progress toward profitability, expense reduction and control, and the efficient use of working capital to achieve corporate goals. In determining the Chief Executive Officer's base salary for each year, the Committee also considers significant accomplishments made by the Company during the prior year and other performance factors, such as the effectiveness of the Chief Executive Officer in establishing the Company's strategic direction. The annual cash bonus paid to the Chief Executive Officer, if any, is entirely dependent on the accomplishment by the Company of certain corporate goals established by management and approved by the compensation committee of the board of directors near the commencement of each fiscal year. Factors considered by the Committee in determining the Chief Executive Officer's annual base salary and bonus, if any, are not subject to any specific weighting or formula.

     In determining the Chief Executive Officer's base salary for 2001 as reported in the cash compensation table, the Committee considered 2000 accomplishments as well as the comparative competitive compensation data and performance factors discussed above. The objectives for 2000 which the Committee considered included:

     o   success in achieving financial objectives including financing,
     o   progress in clinical trials and progress in regulatory submissions,
     o   progress in early stage research activities,
     o   achieving manufacturing and quality goals,
     o   progress in areas of strategic focus, and
     o   progress in human resource initiatives.

     In determining the Chief Executive Officer's bonus eligibility for 2001, the Committee considered the Chief Executive Officer's role in the achievement of a number of pre-established corporate objectives. Those objectives considered by the Committee for 2001 include:

     o   success in achieving financial objectives including financing,
     o   success in achieving strategic alliances and initiatives,
     o progress in clinical trials and progress in regulatory submissions and approvals,
     o   progress in early stage research activities,
     o   achieving manufacturing and quality goals,
     o   progress in human resource initiatives.

Special Long-Term Incentive Compensation Programs

     In May 1999, the Compensation Committee approved special long-term incentive compensation programs for both Arthur J. Benvenuto, Chairman and Chief Executive Officer, and Dr. Gail K. Naughton, President. Each program contains several components including special bonuses tied to the approval of Dermagraft for the treatment of diabetic foot ulcers in the United States, stock awards to align the officers' interests with those of the Company's stockholders and the modification of certain loan terms designed to encourage retention.

     The special long-term incentive program for Mr. Benvenuto includes a $500,000 cash bonus upon FDA approval of Dermagraft in the treatment of diabetic foot ulcers, a restricted stock award and a stock option grant, and adjustments to the repayment terms currently in effect for Mr. Benvenuto's outstanding indebtedness to the Company. More specifically, in 1999 Mr. Benvenuto was issued 300,000 restricted shares of the Company's common stock at $0.01 per share. Such shares are unvested and subject to cancellation in the event Mr. Benvenuto ceases to remain in the Company's service prior to vesting in those shares. One-half of the awarded shares will vest upon the earlier of (a) Mr. Benvenuto's completion of five years of service with the Company or (b) FDA approval of Dermagraft in the treatment of diabetic foot ulcers during his period of service. The other half of the shares will vest in a series of three successive equal annual installments over his period of continued service with the Company. Mr. Benvenuto was also granted a stock option to purchase 450,000 shares of the Company's common stock at an exercise price of $3.75 per share, the closing selling price per share on the grant date of that option. The option will become exercisable for the option shares in a series of three successive equal annual installments upon his completion of each year of service over the three-year period measured from the grant date of the option. The bonus payable and the vesting of restricted stock and stock options contingent on Dermagraft approval were paid and vested in October 2001.


  David S. Tappan, Jr., Chairman      Jack L. Heckel          Dayton Ogden
===============================================================================

AUDIT COMMITTEE REPORT

     The following is the report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2001, included in the Company's annual report on Form 10-K for that year.

     The audit committee has reviewed and discussed these audited financial statements with the management of the Company.

     The audit committee has discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

     The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as amended, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP from the Company.

     Based on the review and discussions referred to above in this report, the audit committee recommended to the Company's board of directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.


                                                Submitted by the Audit Committee
                                                of the Board of Directors

                                                Jack L. Heckel
                                                Ronald L. Nelson
                                                Gail R. Wilensky, Ph.D.

The following chart compares the cumulative total stockholder return on the Company's common stock over the five-year period ended December 31, 2001 with the cumulative total return for:

     o   the NASDAQ Stock Market (U.S. Companies), and
     o   the NASDAQ Pharmaceutical Index.

The chart assumes $100 invested on December 31, 1996 and that dividends are reinvested.

                        (Performance Graph appears here)

--------------------------------------------------------------------------------
COMMON STOCK PERFORMANCE
--------------------------------------------------------------------------------
                                1996    1997    1998    1999    2000    2000
                               ------  ------  ------  ------  ------  ------
Advanced Tissue
  Sciences, Inc.               $  100  $  129  $   27  $   26  $   32  $   46
NASDAQ Stock Market (US)       $  100     122     173     321     193     153
NASDAQ Pharmaceutical Index    $  100     103     131     247     308     262

================================================================================

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The market price of the Company's stock in recent years has fluctuated significantly and it is likely that the price of the stock will fluctuate in the future. The Company does not make or endorse any prediction as to future stock performance.

CERTAIN TRANSACTIONS

     The Company has entered into indemnification agreements with each of its directors and officers which provide such individuals with indemnification rights in addition to those provided by the Company's By-laws. One significant difference between the indemnification rights provided under the Company's By-laws and those provided under the indemnification agreements is that, under the By-laws, determinations are made on a case-by-case basis that the individual claiming indemnity meets certain specified standards of conduct. Under the indemnification agreements, a determination that a director or officer has met these standards is not required for such indemnity, although the agreements exclude indemnity for conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or to constitute willful misconduct. The Company also currently maintains policies of insurance under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

     On April 2, 2002, Arthur J. Benvenuto, Chairman of the Board, President and Chief Executive Officer, and Dr. Gail K. Naughton, Vice Chairman of the Board, were indebted to the Company in the amount of $1,345,593 (including $427,093 representing accrued interest prior to the restructuring of the loan in September 2000 and $5,664 since the restructuring) and $489,603 (including $139,603 representing accrued interest), respectively. The loan to Mr. Benvenuto was subsequently restructured in September of 2001 to extend the due date and amend the total amount of the loan and the interest rate. Mr. Benvenuto's loan was for the exercise of an employee stock option and Dr. Naughton's loan was related to the purchase of her residence.


     The repayment terms currently in effect for Dr. Naughton's loan were adjusted to extend the due date to July 18, 2004. However, the loan will become due and payable in full on an accelerated basis 180 days after any cessation of her service. If Dr. Naughton remains as employed by the Company through July 18, 2002 or, if the Company achieves specified net operating income target, then the due date for payment following any cessation of service will be extended from 180 days to one year. The interest rate of the note was increased to 5.74% per annum, compounded semi-annually. Also, if the Company is acquired by merger or asset sale, or if there is a change in ownership of more than 50% of the Company's outstanding voting securities during Dr. Naughton's service, and her service as such is subsequently terminated or constructively terminated by the successor entity, then the outstanding unpaid balance of principal and accrued interest on her loan will immediately be cancelled. The largest aggregate amount outstanding under the loan at any time since January 1, 2001 was $503,696.

     In September, 2000, Mr. Benvenuto repaid in full the principal and interest on a note related to stock options exercised in 1995. Concurrent with the repayment of the note in September 2000, which amounted to $1,265,000, we guaranteed a personal loan obtained by Mr. Benvenuto from a third party, for a like amount. The third party loan was collateralized by Company shares owned by Mr. Benvenuto and its maintenance was dependent upon our share price. With a decline in our share price, in October 2000 we honored our guarantee to the third party and re-established a note from Mr. Benvenuto for up to $1,350,000. If the Company is acquired by merger or asset sale, or if there is a change in ownership of more than 50% of the Company's outstanding voting securities during Mr. Benvenuto's service as Chief Executive Officer, and his service as such is subsequently terminated or constructively terminated by the successor entity, then the outstanding unpaid balance of principal and accrued interest on his loan will immediately be cancelled. In September 2001, the Board of Directors revised the terms of the note to (i) extend the term from September 2001 to May 2004 consistent with the term of the original loan, (ii) adjust the annual interest rate from 6.15% to 4.86%; and (iii) adjust the total principle of the note from $1,350,000 to $1,500,000. The largest aggregate amount outstanding under the loan at any time since Janaury 1, 2001 was $1,411,087.


     In November 2001, the State of Wisconsin Investment Board purchased 2,450,000 shares as part of a private placement of a total of 3,534,335 shares of our common stock to a group of institutional investors at $4.15 per share.

     The Company has two joint ventures with Smith & Nephew, in which they have a 50% ownership interest. The first joint venture, the NeoCyte Joint Venture, was formed in May 1994 and is developing tissue-engineered orthopedic cartilage products. Under the terms of the NeoCyte Joint Venture agreement, Advanced Tissue Sciences will be responsible for supervising the manufacturing of cartilage tissue products and Smith & Nephew will use its established selling and distribution network to market the products. We share equally with Smith & Nephew in the expenses and revenues of the NeoCyte Joint Venture.

     The second joint venture, the Dermagraft Joint Venture, was formed in April 1996 and covers the application of Advanced Tissue Sciences' tissue engineering technology for skin wounds. The Dermagraft Joint Venture includes Dermagraft(R) for the treatment of diabetic foot ulcers, TransCyte(R) for the temporary covering of second and third-degree burns and future developments for venous ulcers, pressure ulcers, burns and other non-aesthetic wound care treatments. The Company and Smith & Nephew share in the revenues and expenses of the Dermagraft Joint Venture, except that we are funding the first $6 million of expenses for conducting clinical trials and regulatory support of Dermagraft and TransCyte in the treatment of venous ulcers and pressure ulcers. Under the

Dermagraft Joint Venture, the Company is responsible for manufacturing and Smith & Nephew is responsible for the sales and marketing of the joint venture's products.

      In October 2001, we entered into a collaboration with Medtronic, Inc. to explore the application of our technology in areas of therapeutic interest to Medtronic. Under the terms of the collaboration, we will explore the application of our technology in four therapeutic areas: cardiovascular, neurological, endocrine and spinal.

     An affiliate of Medtronic invested $20 million in shares of our common stock at $3.72 per share in return for specified rights including a right of first refusal to participate in the further development and commercialization of Anginera, our epicardial angiogenesis therapy, a product that stimulates new blood vessel growth and therefore increased blood flow, a right of first offer/first negotiation to participate in other programs within the cardiovascular, neurological, endocrine and spinal areas where we elect not to pursue those programs internally; and a limited non-exclusive license to our intellectual property in the four therapeutic areas identified, to facilitate Medtronic's exploration of cell and tissue engineered technology in combination with Medtronic's medical devices.

     Under this agreement, we retained rights in the cardiovascular area related to development of tissue engineered vascular grafts. We have agreed to discuss potential Medtronic participation in this area as a separate collaboration.

     As a part of the collaboration, we also agreed to nominate a representative of Medtronic to our Board of Directors. As of April 2, 2002, Medtronic International, Ltd., a subsidiary of Medtronic, Inc., held 5,376,344 shares of our common stock.

                      PROPOSALS FOR THE 2003 ANNUAL MEETING

     The next Annual Meeting of stockholders is scheduled to be held in May 2003. Stockholder proposals for inclusion in the Company's proxy statement for that meeting must be received at the Company's principal office not later than December XX, 2002. Stockholder proposals must be mailed to the Company's principal executive office at 10933 North Torrey Pines Road, La Jolla, California 92037 to the attention of the Corporate Secretary.

     In addition, the proxies solicited by the Board of Directors for the Annual Meeting of the stockholders in calendar year 2003 will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than February XX, 2003.

                           FORM 10-K AND ANNUAL REPORT

     The Company filed an annual report on Form 10-K with the Securities and Exchange Commission on March 29, 2002. Stockholders may obtain a copy of this report, without charge. Requests should be made to the Corporate Secretary of the Company at the Company's principal executive offices located at 10933 North Torrey Pines Road, La Jolla, California 92037. The Company's annual report to stockholders for the year ended December 31, 2001 is enclosed herewith. The annual report is not incorporated into this proxy statement and is not considered proxy material.

          IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
          ------------------------------------------------------------

     If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials in know as "householding." This practice is designed to reduce printing and postage costs. Unless you responded that you did not want to participate in houholding, you were deemed to have consented to the process. Your broker will send one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to ADP, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or telephoning ADP at 1-800-542-1061. The revocation of your consent to householding will be effective 30 days after its receipt. If you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your wriitten request to Advanced Tissue Sciences, Inc., Attn: Investor Relations, 10933 North Torrey Pines Road, La Jolla, California 92037 or call us at 1-858-713-7711.

     Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.



                                            By Order of the Board of Directors,

                                             /s/ Arthur J. Benvenuto

                                            Arthur J. Benventuo
                                            Chairman, President and Chief
                                             Executive Officer

La Jolla, California
April XX, 2002

                                   APPENDIX 1

                         ADVANCED TISSUE SCIENCES, INC.
            10933 NORTH TORREY PINES ROAD, LA JOLLA, CALIFORNIA 92037
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 29, 2002 and the proxy statement and hereby appoints Arthur J. Benvenuto and Dr. Gail K. Naughton, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Advanced Tissue Sciences, Inc. (the "Company") which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the following manner:

                (continued and to be signed on the reverse side)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the directors listed in Proposal 1 below and FOR the other proposals.

              --------------------            ------------
                 ACCOUNT NUMBER                  COMMON


1. TO ELECT THE FOLLOWING NINE-MEMBER BOARD OF DIRECTORS to serve for a term of one year or until their successors have been duly elected and qualified:
     Arthur J. Benvenuto; Dr. Gail K. Naughton; Michael D. Ellwein; Jerome E. Groopman, M.D.; Jack L. Heckel; Ronald L. Nelson; Dayton Ogden; David S. Tappan, Jr.; and Dr. Gail R. Wilensky. (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR)

         / /  FOR all nominees above               / /  WITHHOLD AUTHORITY
              (except as marked to the contrary)        to vote for the nominees
                                                        listed above

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME SET FORTH ABOVE. IN THE EVENT A NOMINEE IS UNABLE OR DECLINES TO SERVE, THIS PROXY WILL BE VOTED IN THE ELECTION OF DIRECTORS IN THE MANNER DESCRIBED IN THE PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS.

2. TO APPROVE AND ADOPT AN AMENDMENT TO ARTICLE XI OF THE COMPANY'S BY-LAWS. (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR)

         / /  FOR                  / /  AGAINST               / /  ABSTAIN

3. TO APPROVE AN AMENDMENT TO THE COMPANY'S 1997 STOCK INCENTIVE PLAN which will increase the number of shares of Company common stock available for issuance by an additional 4,500,000. (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR)

         / /  FOR                  / /  AGAINST               / /  ABSTAIN


4. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP as independent auditors of the Company for the fiscal year ending December 31, 2002 (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR)

         / /  FOR                  / /  AGAINST               / /  ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof.

                                     Please sign exactly as name appears hereon.
                                     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                     Dated:                         , 2002
                                           -------------------------

                                     --------------------------------------
                                                  (Signature)

                                     ---------------------------------------
                                           (Signature if held jointly)

      PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE
                   ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

                                   APPENDIX 2

                          ADVANCED TISSUE SCIENCES, INC
                            1997 STOCK INCENTIVE PLAN
                            -------------------------

                (As Amended and Restated Through March 18, 2002)


                                  ARTICLE ONE

                               GENERAL PROVISIONS


     I.   PURPOSE OF THE PLAN

          This 1997 Stock Incentive Plan is intended to promote the interests of Advanced Tissue Sciences Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation. This Plan shall serve as the successor equity incentive program to the Corporation's 1992 Stock Option/Stock Issuance Plan.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  STRUCTURE OF THE PLAN

          A.   The Plan shall be divided into three separate equity programs:

               - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

               - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

               - the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock. B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

          B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.


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     III. ADMINISTRATION OF THE PLAN

          A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

          B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

          C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under such program.

     IV.  ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:


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


               (i)  employees,

              (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

             (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

          C. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to (i) those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation's stockholders, and (ii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholders Meetings held on or after the Plan Effective Date.

     V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 10,856,432 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation's stockholders (including the shares subject to outstanding options under the Predecessor Plan that were transferred to the Plan); plus (ii) an increase of 3,000,000 shares, adopted by the Board in March 1997 and approved by the Corporation's stockholders at the 1997 Annual Meeting; plus (iii) an additional increase of 4,500,000 shares authorized by the Board in March, 2002, subject to stockholder approval at the 2002 Annual Meeting, less (iv) the 649,210 shares subject to outstanding options that were cancelled pursuant to the option repricing program approved by the Board in August 1998.


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          B.   No one person participating in the Plan may receive options and direct stock issuances for more than 750,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1997 calendar year.

          C. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original exercise or issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

          D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.


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                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM
                       ----------------------------------

     I.   OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document
                                    --------
shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A.   Exercise Price.
               --------------

               1. The exercise price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date of the option grant.

               2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

                  (i) cash or check made payable to the Corporation,

                 (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B.   Exercise and Term of Options. Each option shall be exercisable at
               ----------------------------
such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.


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


          C.   Effect of Termination of Service.
               --------------------------------

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                  (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                 (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                 (iv) Should the Optionee's Service be terminated for Misconduct then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

          2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                  (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                 (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E.   Repurchase Rights. The Plan Administrator shall have the
               -----------------
discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F.   Limited Transferability of Options. During the lifetime of the
               ----------------------------------
Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

     II.  INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

          A.  Eligibility. Incentive Options may only be granted to Employees.
              -----------

          B.   Dollar Limitation. The aggregate Fair Market Value of the shares
               -----------------
of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          C.   10% Stockholder. If any Employee to whom an Incentive Option is
               ---------------
granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.


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


     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

          B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options and direct stock issuances under the Plan per calendar year. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

          E. The Plan Administrator shall have full power and authority to grant one or more options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

          F. The Plan Administrator shall have full power and authority to grant one or more options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

          G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

          H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor
Plan) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date. Notwithstanding the foregoing, except as provided in Article One Section V.D, the Plan Administrator shall not effect any such cancellation/regrant program with respect to stock options under the Plan so as to reduce the exercise price of any stock option or otherwise effect a reduction of the exercise price of any stock option, whether currently outstanding or subsequently granted, without obtaining the approval of a majority of the Corporation's stockholders present and entitled to vote at a duly convened stockholders meeting.


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



                                 ARTICLE THREE

                             STOCK ISSUANCE PROGRAM
                             ----------------------

     I.   STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

          A.   Purchase Price.
               --------------

               1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

               2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                  (i) cash or check made payable to the Corporation, or

                 (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

          B.   Vesting Provisions.
               ------------------

               1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                  (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                 (ii) the number of installments in which the shares are to vest,

                (iii) the interval or intervals (if any) which are to lapse between installments, and

                 (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.


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


               2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

               3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

               4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

               5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All of the Corporation's outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights with respect to such shares remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of


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


Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

          C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase rights with respect to such shares remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest in the event the Participant's Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of a Change in Control.

     III. SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR

                         AUTOMATIC OPTION GRANT PROGRAM
                         ------------------------------

     I.   OPTION TERMS

          A.   Grant Dates. Option grants shall be made on the dates specified
               -----------
below:

               1. Each individual who is first elected or appointed as a non-employee Board member on or at any time after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 50,000 shares of Common Stock.

               2. Each non-employee Board member, whether elected or appointed to the Board before or after the Plan Effective Date, shall receive a series of additional 50,000-share Non-Statutory Options over his or her period of continued Board service. The first such additional 50,000-share option grant shall be made at the Annual Stockholders Meeting held in the calendar year in which the final one-third (1/3) annual installment of the shares subject to the last previous automatic option grant made to such individual under either the Predecessor Plan or this Plan vests. Such non-employee Board member shall receive an additional 50,000-share Non-Statutory Option under this Automatic Option Grant Program on the date of every third Annual Stockholders Meeting thereafter during his or her period of continued Board service, and there will be no limit on the number of such additional 50,000-share automatic option grants any one individual may receive over his or her period of Board service. Each such 50,000-share option grant shall be made to the non-employee Board member, whether or not he or she is standing for re-election at the Annual Stockholders Meeting at which the grant is to be made, so long as he or she is to continue to serve as a non-employee Board member.

          B.   Exercise Price.
               --------------

               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C.   OPTION TERM. Each option shall have a term of ten (10) years
               -----------
measured from the option grant date.

          D.   EXERCISE AND VESTING OF OPTIONS. Each option shall be immediately
               -------------------------------
exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. The shares subject to each option grant shall vest, and the Corporation's repurchase right with respect to those shares shall lapse, in a series of three (3) successive equal annual installments upon the optionee's completion of each year of Board service over the three (3)-year period measured from the option grant date.

          E.   Termination of Board Service. The following provisions shall
               ----------------------------
govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

               1. The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                 (i) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                (ii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

               (iii) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

          F.   ELECTION TO DECLINE AUTOMATIC OPTION GRANTS. Notwithstanding
               -------------------------------------------
anything to the contrary set forth herein, each non-employee Board member may elect to decline one or more of the automatic option grants provided for under
Section I.A above, provided that any non-employee Board member who elects to decline any such option grant shall not receive any compensation in lieu of such option grant. Such election shall be made pursuant to written notice to the Corporation in which the non-employee Board member expressly declines such automatic option grant and acknowledges that such Board member will not receive any other compensation from the Corporation in lieu of that option grant.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate

Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term.

          C. All outstanding repurchase rights under the Automatic Option Grant Program shall also terminate automatically, and the unvested shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

          E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE

                                  MISCELLANEOUS
                                  -------------

     I.   FINANCING

          The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

     II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may be subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

               Stock Withholding: The election to have the Corporation withhold,
               -----------------
from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               Stock Delivery: The election to deliver to the Corporation, at
               --------------
the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan was adopted by the Board in March 1997 and became effective upon approval by the Corporation's stockholders at the 1997 Annual Meeting held on the Plan Effective Date.

          B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan on the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

          C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

          D.   The Plan shall terminate upon the earliest of (i) May 19, 2007,
(ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

     IV.  AMENDMENT OF THE PLAN

          A. Except as set forth below, the Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations. Furthermore, the provisions of Article Two Section I.A.1 and Article Two Section IV of the Plan shall not be amended without the approval of a majority of the Corporation's stockholders present and entitled to vote at a duly convened stockholder meeting.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

          C. On December 13, 2001 the Board amended and restated the Plan to give the non-employee Board members the express right to decline awards under the automatic option grant program in effect under Article Four of the Plan in accordance with the provisions of Section 1.F of Article Four.

          D. The Plan was amended and restated on March 18, 2002 (the "2002 Amendment") to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 4,500,000 shares, thereby increasing the authorized share reserve from 6,356,432 shares to 10,856,432 shares of Common Stock, (ii) require all options granted from and after the date of the 2002 Amendment to have an exercise price per share not less than 100% of the Fair Market Value per share of Common Stock on the grant date without obtaining stockholder approval; and (iii) prohibit the Plan Administrator from reducing the exercise price of any outstanding stock option without obtaining stockholder approval. No option grants or direct stock issuances shall be made on the basis of the share increase authorized by the 2002 Amendment unless and until that increase is approved by the stockholders at the 2002 Annual Meeting.

     V.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                          APPENDIX TO STOCK OPTION PLAN
                          -----------------------------

          The following definitions shall be in effect under the Plan:

          A.   AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option
               ------------------------------
grant program in effect under the Plan.


          B.   BOARD shall mean the Corporation's Board of Directors.
               -----

          C.   CHANGE IN CONTROL shall mean a change in ownership or control of
               -----------------
the Corporation effected through either of the following transactions:

                 (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                (ii) a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

          D.   CODE shall mean the Internal Revenue Code of 1986, as amended.
               ----

          E.   COMMON STOCK shall mean the Corporation's common stock.
               ------------

          F.   CORPORATE TRANSACTION shall mean either of the following
               ---------------------
     stockholder-approved transactions to which the Corporation is a party:

                 (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

          G.   CORPORATION shall mean Advanced Tissue Sciences Inc., a Delaware
               -----------
corporation, and its successors.

          H.   DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary
               ----------------------------------
option grant program in effect under the Plan.

          I.   ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible
               -----------------
to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

          J.   EMPLOYEE shall mean an individual who is in the employ of the
               --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          K.   EXERCISE DATE shall mean the date on which the Corporation shall
               -------------
have received written notice of the option exercise.

          L.   FAIR MARKET VALUE per share of Common Stock on any relevant date
               -----------------
shall be determined in accordance with the following provisions:

                 (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market and quoted in THE WALL STREET JOURNAL. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and quoted in THE WALL STREET JOURNAL. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          M.   Incentive Option shall mean an option which satisfies the
               ----------------
requirements of Code Section 422.

          N.   Involuntary Termination shall mean the termination of the Service
               -----------------------
of any individual which occurs by reason of:

                 (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

          O.   MISCONDUCT shall mean the commission of any act of fraud,
               ----------
embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

          P.   1934 ACT shall mean the Securities Exchange Act of 1934, as
               --------
amended.

          Q.   NON-STATUTORY OPTION shall mean an option not intended to satisfy
               --------------------
the requirements of Code Section 422.

          R.   OPTIONEE shall mean any person to whom an option is granted under
               --------
the Discretionary Option Grant or Automatic Option Grant Program.

          S.   PARENT shall mean any corporation (other than the Corporation) in
               ------
an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          T.   PARTICIPANT shall mean any person who is issued shares of Common
               -----------
Stock under the Stock Issuance Program.

          U.   PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the
               --------------------------------------------
inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

          V.   PLAN shall mean the Corporation's 1997 Stock Incentive Plan, as
               ----
set forth in this document.

          W.   PLAN ADMINISTRATOR shall mean the particular entity, whether the
               ------------------
Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

          X.   PLAN EFFECTIVE DATE shall mean May 20, 1997, the date of the 1997
               -------------------
Annual Stockholders Meeting at which the Plan was approved by the Corporation's stockholders.

          Y.   PREDECESSOR PLAN shall mean the Corporation's 1992 Stock
               ----------------
Option/Stock Issuance Plan, in effect immediately prior to the Plan Effective Date hereunder.

          Z.   PRIMARY COMMITTEE shall mean the committee of two (2) or more
               -----------------
non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

          AA.  SECONDARY COMMITTEE shall mean a committee of one (1) or more
               -------------------
Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than
Section 16 Insiders.

          BB.  SECTION 16 INSIDER shall mean an officer or director of the
               ------------------
Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

          CC.  SERVICE shall mean the performance of services for the
               -------
Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

          DD.  STOCK EXCHANGE shall mean either the American Stock Exchange or
               --------------
the New York Stock Exchange.

          EE.  STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by
               ------------------------
the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

          FF.  STOCK ISSUANCE PROGRAM shall mean the stock issuance program in
               ----------------------
effect under the Plan.

          GG.  SUBSIDIARY shall mean any corporation (other than the
               ----------
Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          HH.  WITHHOLDING TAXES shall mean the Federal, state and local income
               -----------------
and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

          II.  10% STOCKHOLDER shall mean the owner of stock (as determined
               ---------------
under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).